FIFTH AMENDMENT TO LEASE

THIS FIFTH AMENDMENT TO LEASE (“Fifth Amendment”) is made and entered into as of the 29th day of July, 2016 by and between COPLEY PLACE ASSOCIATES, LLC, a Delaware limited liability company (the “Landlord”), and WAYFAIR LLC, a Delaware limited liability company (the “Tenant”).
Reference is made to the following:
A.That certain lease (“Original Lease”) dated as of April 18, 2013, by and between Landlord and Tenant as amended by a First Amendment to Lease (“First Amendment”) dated as of February 11, 2014 and a Second Amendment to Lease (“Second Amendment”) dated as of October 24, 2014 and a Third Amendment to Lease dated as of October 8, 2015 (“Third Amendment”) and a Fourth Amendment to Lease dated as of February 3, 2016 (“Fourth Amendment”) as supplemented by a letter agreement dated July 28, 2016 (the Fourth Amendment as so supplemented, the “Supplemented Fourth Amendment”), by and between Landlord and Tenant (the Original Lease as amended by the First Amendment, the Second Amendment, the Third Amendment and the Supplemented Fourth Amendment is referred to herein as the “Lease”) of space in the Office Section of the Building containing 881,660 rentable square feet, known as Copley Place, in Boston, Suffolk County, Massachusetts consisting of approximately 380,994 rentable square feet of space on the First, Second, Third, Fourth, Fifth, Sixth and Seventh Floors of Four Copley Place and on the Second Floor and Third Floor of Three Copley Place and on the First Floor, Third Floor, Fifth Floor, Sixth Floor and Seventh Floor of One Copley Place (“Current Premises”); and
B.Landlord has available or will have available for lease additional space in the Building, some of which will be subject to a right of first offer held by Tenant under Article 43 of the Original Lease; and
C.Tenant has agreed to lease from Landlord such additional space in the Building on the terms and conditions set forth below; and
D.Each capitalized term used in this Fifth Amendment without definition or reference to a specific amendment to the Original Lease shall have the meaning ascribed to such term in the Original Lease.
NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant hereby agree to amend the Lease and otherwise agree as follows:

1.Extension of Term of Lease; Options to Extend. The Term of the Lease shall be extended to terminate on December 31, 2027 and the Termination Date under Section 1.10 of the Lease shall be accordingly amended to such date. Tenant’s options to extend the Term under Section 41 of the Lease shall remain in full force and effect except that the right of extension must be exercised by thirty (30) months prior to the end of the then Term rather than eighteen (18) months.
2.    Increase in Premises Demised under the Lease. The Current Premises shall be increased by the addition thereto of the spaces (“Amendment 5 Expansion Spaces”) described on Exhibit A attached hereto as of the respective Add to Premises Dates set forth in Exhibit A hereto. The Amendment 5 Expansion Spaces, which aggregate approximately 163,485 rentable square feet, are shown on plans attached hereto as Exhibit B.
3.    Base Rent.

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A.	Base Rent for the Current Premises for the extension of the Term to December 31, 2027 is set forth on Exhibit C attached hereto and Section 1.11 of the Lease is amended hereby.

B.
Base Rent for the Amendment 5 Expansion Spaces, and the date as which Base Rent for the Amendment 5 Expansion Spaces commences, shall be as set forth on Exhibit D. Effective as of the date Base Rent becomes payable for a portion of the Amendment 5 Expansion Spaces, the Base Rent payable under Section 1.11 of the Lease (as such section of the Original Lease has been amended to date) shall be the sum of (i) the Base Rent otherwise payable under the Lease as amended by Subsection 3A above and (ii) the increase in Base Rent, attributable to the Amendment 5 Expansion Spaces set forth in Exhibit D.

4.    Proportionate Shares.

A.	Section 1.12 of the Lease is amended to read in its entirety:

1.12 Operating Expense Base Year:	As to the Premises other than the Fifth Expansion Spaces, the Calendar Year 2014. As to the Fifth Expansion Spaces, the Calendar Year 2016. As to Amendment 5 Expansion Spaces, the Calendar Year 2018

B.	Section 1.14 of the Lease is amended to read in its entirety:

1.14 Tax Base Year:
As to the Premises other than the Fifth Expansion Spaces, the Calendar Year 2014.
As to the Fifth Expansion Spaces, the tax fiscal year July 1, 2016 to June 30, 2017.
As to Amendment 5 Expansion Spaces, the tax fiscal year July 1, 2017 to June 30, 2018.

C.	Section 1.16 of the Lease is amended to read in its entirety:

1.16 Tenant’s Proportionate Tax Share:
33.25 % for the Premises (computed on the basis of 95% occupancy) consisting of 278,534 rentable square feet, exclusive of the Fifth Expansion Spaces.
11.22% for the Fifth Expansion Spaces (computed on the basis of 95% occupancy).
19.52% for the Amendment 5 Expansion Spaces.

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D.	Effective for periods from and after the Fifth Expansion Commencement Date, Section 1.17 of the Lease is amended to read in its entirety:

1.17 Tenant’s Proportionate Expense Share:
33.25% for the Premises (computed on the basis of 95% occupancy) consisting of 278,534 rentable square feet, exclusive of the Fifth Expansion Spaces.
11.22% for the Fifth Expansion Spaces Premises (computed on the basis of 95% occupancy).
19.52% for the Amendment 5 Expansion Spaces

5.    Condition of Amendment 5 Expansion Spaces.

A.
The Amendment 5 Expansion Spaces are being delivered to Tenant as of the date hereof in as-is, where-is condition (subject only to Landlord’s Contributions (as defined in Subsection C below) to demolition and construction), except that Landlord shall deliver the Amendment 5 Expansion Spaces broom-clean and free of all occupants, furniture, debris and other personal property. Subject to the foregoing, without limitation, Landlord shall have no responsibility for any condition or construction within the Amendment 5 Expansion Spaces or for any condition above the finished ceilings except with regard to utilities and conduits serving premises other than the Premises, except that the foregoing shall not relieve Landlord from its obligations to deliver the Premises with all base Building systems operational at the Premises and to repair and maintain the Building components described in Section 8.02 of the Original Lease (as the same may be amended from time to time) in accordance with and subject to said Section 8.02 of the Original Lease (as the same may be amended from time to time). Subject to the foregoing, the obligations of Landlord under Exhibit B-2 of the Original Lease shall not be applicable to the Amendment 5 Expansion Spaces nor shall Tenant have any right to any Allowance with respect to the Amendment 5 Expansion Spaces under Article 38 of the Original Lease (except as set forth in Subsection C below). Tenant shall be responsible for the demolition of the Amendment 5 Expansion Spaces and, subject only to Landlord’s Contributions, for all construction therein and for installation of telecommunications, business equipment and furniture (all of which shall be subject to the terms and conditions of the Lease regarding Alterations as if the amendment 5 Expansion Spaces were a part of the Premises) and all costs in connection therewith including without limitation, electricity used incident to such demolition and construction therein. Without limiting the generality of the foregoing, all work necessary to prepare the Amendment 5 Expansion Spaces for Tenant’s occupancy shall be performed at Tenant’s sole cost and expense, in accordance with the applicable provisions of this Lease. Furthermore, if any alterations or modifications to the Building are required under applicable Legal Requirements by reason of the density of Tenant’s usage if in excess of ordinary office-related use or the Alterations made by Tenant to the Amendment 5 Expansion Spaces which are not ordinary office leasehold improvements, the cost of such Building modifications (including, without limitation, to bathrooms) shall be paid by Tenant.

B.
Entry by Tenant for demolition and construction shall be at Tenant’s sole risk and without material interference to any work then being performed in the Building by Landlord or to any work then being performed by other tenants in space occupied by such tenants, and all of the covenants and conditions of the Lease as amended hereby shall be binding upon the parties hereto with respect to such whole or part of the Amendment 5 Expansion

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Spaces as if the same were then a part of the Premises except that Tenant shall have no obligation to pay Base Rent or Additional Rent with respect to Operating Expenses or with respect to Taxes attributable to the Amendment 5 Expansion Spaces, except as set forth in Section 3 and Section 4 of this Fifth Amendment. Tenant shall pay for electricity used by Tenant with respect to the Amendment 5 Expansion Spaces following commencement of demolition based upon Landlord’s good-faith, reasonable determination of the usage using sampling meters.

C.
Landlord shall contribute to the cost of Tenant’s demolition and improvements to the Amendment 5 Expansion Spaces, an amount equal to Ten Dollars ($10.00) per rentable square foot of the Amendment 5 Expansion Spaces or $1,634,850.00 (“Landlord’s Contribution”). Payment of Landlord’s Improvement Contribution shall be subject to the procedures of Article 38 of the Original Lease except that (a) “Allowance” under Article 38 shall mean the amount of the Landlord’s Contribution, (b) “Initial Alterations” shall mean the Alterations to the Amendment 5 Expansion Spaces, (c) the date of June 15, 2015 shall be replaced with June 30, 2017. Tenant shall not be required to pay Landlord for the use of elevators and hoists during and with respect to the making of Alterations to the Amendment 5 Expansion Spaces.

D.
Solely for the purpose of determining Tenant’s obligations with respect to restoration of the Premises at the end of the Term, all Alterations made by Tenant to initially prepare the Amendment 5 Expansion Spaces shall be deemed “Initial Alterations”; accordingly, Tenant shall not be required to remove or restore any of such Alterations (or Alterations that were comparable replacements thereof) whether or not the same are Specialty Alterations. Tenant shall not be required to pay Landlord for the use of elevators and hoists during the making of initial Alterations to the Amendment 5 Expansion Spaces.

6.    Letter of Credit. Tenant agrees, on or before ten (10) days following the date hereof to increase the Letter of Credit Amount to $4,700,000.00 and, on or before January 1, 2017, to increase the Letter of Credit Amount to $5,496,000.00. Section 1.21 of the Lease is hereby amended accordingly.
7.    Potential Expansion Space.

A.
Landlord anticipates that approximately 100,698 rentable square feet of space in the Building “Potential Expansion Space”), currently leased to a single tenant, will become available for lease on or about January 1, 2018. Landlord agrees that if Tenant notifies Landlord not later than January 1, 2017, that it desires to lease such space, Landlord shall lease such space to Tenant as of the last to occur of (a) January 1, 2018 and the date on which the current tenant of the space vacates the Potential Expansion Space. The Potential Expansion Space will be leased on all of the terms and conditions of the Amendment 5 Expansion Spaces (commencing on the date the Potential Expansion Space is delivered to Tenant) except that the Rent for the Potential Expansion Space shall not commence until four (4) months following the date of delivery of all of the Potential Expansion Space to Tenant. The Potential Expansion Space is described on Exhibit E attached hereto.

B.
If Tenant exercises the expansion option under Subsection A, Landlord shall prepare an amendment (an “Expansion Amendment”) adding the applicable expansion space to the Premises on the terms set forth above and reflecting the changes in the Base Rent, Rentable Square Footage of the Premises, Tenant’s Proportionate Share of Taxes and Tenant’s Proportionate Share of Expenses and other appropriate terms. Without limiting the generality of the foregoing, the associated Landlord contribution with respect to the Potential Expansion Space shall be at Ten Dollars ($10.00) per rentable square foot of the Potential Expansion Space and the Letter of Credit Amount will increase by $608,000.00

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in the event of exercise of the expansion option. The increased letter of credit shall be delivered not later than January 1, 2018. A copy of the Expansion Amendment shall be sent to Tenant and, subject to Landlord and Tenant agreeing upon the final form to reasonably reflect the amendment terms contemplated herein, Tenant shall execute and return the Expansion Amendment to Landlord within thirty (30) days thereafter, and Landlord shall promptly thereafter deliver a copy thereof executed by Landlord to Tenant, but an otherwise valid exercise of an expansion option shall be fully effective, whether or not an Expansion Amendment is executed.
8.    Termination of Existing ROFO Rights. Tenant’s currently existing rights of first offer under Article 43 of the Lease are of no further force or effect. Such termination of Article 43 rights shall not affect the rights of first offer granted in Section 9 of this Fifth Amendment.
9.    Fifth Amendment Right of First Offer. Tenant shall have a continuing right of first offer with respect to any space that becomes Available (as hereinafter described) from time to time in the Office Section prior to the date that it thirty (30) months before the end of the then Term (the initial term as the same may be extended) of this Lease as amended, on the following terms and conditions:

A.
Right. If, during the Term, Landlord determines (in Landlord’s sole judgment) from time to time that any space in the Office Section (including without limitation the Potential Expansion Space, if Tenant did not exercise its option with respect thereto, or any part thereof) will be, or is then, leasable to a third party and Landlord is prepared to enter into a lease to a specific third party on terms set forth in the most recent response to a request for a proposal from, or other exchange with, such third party (such space, except as set forth in the provisos below, is referred to herein as “Available”), Landlord shall (subject to the provisos set forth below) offer to lease such space (“Offering Space”) to Tenant (such offer on terms consistent with the provisos below, the “Advice”), such lease to commence as of the date on which the Landlord is prepared to deliver such space; provided, however,

i.
In the event Tenant accepts such offer and the Offering Space will become a part of the Premises by December 31, 2018, the Offering Space will be added to the then Premises under the Lease as amended on the same terms and conditions as the Amendment 5 Expansion Premises are added to the Premises under this Fifth Amendment and otherwise on all of the terms and conditions of the Lease as the same may be amended from time to time. For purposes of certainty, and without limitation, the then monthly Base Rent applicable to the Amendment 5 Expansion Premises, the per square foot Landlord’s contribution (prorated to reflect the reduction in term from a term commencing January 1, 2017), the Operating Expense Base Year and the Tax Base Year, the term and the condition of the Offering Space at delivery and the increase in the letter of credit shall be as contemplated with respect to the Amendment 5 Expansion Premises.

ii.
In the event Tenant accepts such offer and the Offering Space will become a part of the Premises after December 31, 2018, the Offering Space shall be leased to Tenant at Prevailing Market Rent (as hereinafter defined) and otherwise on all of the terms and conditions of the Lease as the same may be amended from time to time, except as otherwise set forth in the Advice as terms under which Landlord would be leasing to a third party, and except that there shall be no extension or expansion options, no rights of first offer and no allowance or contribution except as otherwise so set forth in the Advice to reflect the terms offered or to be offered to the third party) or as a factor in determining the Prevailing Market Rent; provided, however, Tenant shall be entitled to an increase in parking rights as set forth in Article 37 of the Lease as amended.

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iii.
In the event Tenant does not timely exercise the right to Offering Space, Landlord shall have a period of six (6) months to enter into a lease of the Offering Space with a third party before Tenant’s rights with respect to such Offering Space are again in effect.

iv.
As to any space which Landlord leases to a third party by reason of Tenant having not exercised rights to lease such space under clause iii of this Section 9A, Landlord may effect renewals and extensions of the lease of space to such tenants, without such action triggering any right of Tenant to lease such space hereunder but only if such third party tenant had a right of extension or renewal under the lease or amendment thereof entered into after Tenant determined not to exercise the right to the space as Offering Space (which may occur with respect to the original lease to the third party or as a result of a proposed amendment of the lease to the third party). For purposes of clarity, if a third party enters into a lease of Offering Space after Tenant has failed to exercise its right of first offer with respect thereto and such third party lease (and the Advice to Tenant) contained a renewal option or a right of extension, Landlord may enter into a renewal with such third party or an extension of the lease with such third party on such terms as Landlord and such third party may negotiate even if not consistent with the rights of the third party to renewal or extension under the existing third party lease. Furthermore, if such third party has no such rights under its lease, but Landlord then offers the space to Tenant consistent with the right of first offer hereunder and Tenant elects not to exercise its right of first offer with respect to such space, Landlord may renew or extend the lease to the third party or to any other third party and in any case the space will again be subject to Tenant’s right of first offer at the expiration of the term of the new or extended lease, subject to the right of Landlord to renew or extend if the new lease or the extended or renewed lease then has a right of renewal or extension.

v.
Tenant shall have no right to an Advice with respect to the space currently leased to the Canadian Consulate (comprising 12,778 rentable square feet in Tower 3) or the German Consulate (comprising 12,574 rentable square feet in Tower 3) or to the space currently occupied by the Landlord as a management office, comprising 5,911 rentable square feet in Tower 3. Any renewal by the current tenants of such spaces shall not be subject to a prior right to lease by Tenant pursuant to the right of first offer.

vi.
Tenant may lease Offering Space that is subject to an Advice in its entirety only, under the applicable terms described below, by delivering written notice of exercise to Landlord (the "Notice of Exercise") within five (5) business days from the date of such offer set forth in the Advice, time being of the essence. In any event, Tenant’s delivery of a Notice of Exercise shall be deemed to be the irrevocable exercise by Tenant of its right of first offer subject to and in accordance with the provisions of this Section 9.

vii.	Notwithstanding the foregoing, Tenant shall have no such right of first offer and Landlord need not provide Tenant with an Advice, if:

a.	A material default is then continuing at the time that Landlord would otherwise deliver the Advice; or

b.
Tenant herein named (or a transferee pursuant to a Related Party Transfer, as defined in Article 17 of the Lease) is not in occupancy of at least 70% of the rentable square feet leased by Tenant at the time

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Landlord would otherwise deliver the Advice (but a failure to meet the occupancy requirement shall not release Landlord from the obligation to provide an Advice for a subsequent proposed transaction if Tenant meets the occupancy requirement at the time such subsequent Advice is to be provided; or

c.	This Lease has been assigned (other than pursuant to a Related Party Transfer) prior to the date Landlord would otherwise deliver the Advice.

B.
Definition of Prevailing Market Rent. “Prevailing Market Rent” for purposes of this Section 9 shall mean the rent (base rent and additional rent adjusted, if necessary, to reflect the base years to be used for the applicable period) per rentable square foot for similar office space in the Building and in comparable buildings as reasonably located in the City of Boston (i) taking into account (a) any difference in the base years between the Offering Space and the compared space for measurement of additional rent on account of taxes and expenses, (b) the magnitude of any free rent or buildout allowance included in rent for the compared space, (c) length of lease, (d) building amenities in the respective buildings, (e) the location and floor levels of the Offering Space and the compared space, (f) services provided in the respective buildings, (g) surrender rights, if any, in the compared space (h) parking rights and obligations, (i) free rent, tenant allowances or other concessions in the compared space and (j) all other relevant market factors and (iii) taking into account the brokerage commissions, if any, to be paid in connection with the leasing the respective spaces.

C.
Determination of Prevailing Market Rent. Within thirty (30) days after Landlord’s receipt of the Notice of Exercise, Landlord shall provide Tenant with its good faith estimate of the Prevailing Market Rent. If, within thirty (30) days after Tenant’s receipt of Landlord’s estimate, Tenant shall not have notified Landlord of its objection to Landlord’s estimate and of Tenant’s estimate of Prevailing Market Rent, the estimate of Prevailing Market Rent quoted by Landlord shall be deemed to be the Prevailing Market Rent for the Offering Space. If Tenant so notifies Landlord of its objection, the parties shall discuss the matter in good faith for thirty (30) days after Tenant’s objection notice. If within such thirty (30) day period the parties have not agreed on the Prevailing Market Rent rate in writing, then Landlord and Tenant shall, during the ensuing fifteen (15) days, attempt to agree on an arbitrator not affiliated with either party (and if they are unable to do so, either party may request that the President of the American Arbitration Association in Boston choose an arbitrator, as promptly as possible, meeting the criteria set forth below; provided, however, the parties shall have the right during the ten (10) day period following the end of the fifteen (15) day period to submit the names of not more than two (2) potential arbitrators meeting the said criteria and if the parties or either of them makes such a submission, the choice of the President of the American Arbitration Association shall be made from the arbitrators so submitted). Such arbitrator shall have a period of thirty (30) days to determine which of Landlord’s estimate of Prevailing Market Rent or Tenant’s estimate of Prevailing Market Rent hereunder more closely corresponds to the Prevailing Market Rent and the estimate of Prevailing Market Rent which more closely corresponds to the arbitrator’s estimate of Prevailing Market Rent shall be the Prevailing Market Rent for purposes hereof with respect to the subject Offering Space and the determination shall be binding upon the parties. The arbitrator must choose either the Prevailing Market Rent estimate submitted by Landlord or the Prevailing Market Rent Estimate submitted by Tenant. Such arbitrator shall have at least ten (10) years’ experience in the valuation and appraisal of first-class office rents for real estate in the City of Boston, be experienced with leasing transactions exceeding 100,000 square feet within the downtown Boston area, and have no then contractual relationship with either

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Landlord or Tenant. The expenses of the arbitrator shall be borne equally by the Landlord and the Tenant.

E.
Condition of Offering Space. Offering Space (including improvements therein) with respect to which Tenant has timely exercised its right to add the same to the Premises shall be delivered to Tenant broom-clean and free of occupants and personal property with all Building Systems servicing the Offering Space providing good working order service to the Offering Space, but otherwise in its condition and as-built configuration existing on the earlier of the date Tenant takes possession of the Offering Space or as of the date the term for such Offering Space commences. If Landlord is delayed delivering possession of the Offering Space due to the holdover or unlawful possession of the Offering Space by any party, or otherwise, Landlord shall use reasonable efforts to obtain possession of the Offering Space, and the commencement of the term for the Offering Space and Tenant’s obligation to pay Rent for such Offering Space shall be postponed until the date Landlord delivers possession of the Offering Space to Tenant free from occupancy by any party and otherwise in the condition required hereunder and the scheduled rent commencement date occurs. If Landlord is unable to deliver the Offering Space by the date which is ninety (90) days following the commencement date set forth in the applicable Advice, Tenant shall have the right to withdraw its notice to add the Offering Space to the Premises at any time thereafter, but only prior to delivery of such Offering Space in the condition required hereunder, by thirty (30) days’ notice to Landlord of such withdrawal; provided, however, such notice of withdrawal shall be of no force or effect if, prior to the end of such thirty (30) days, Landlord delivers the Offering Space to Tenant in the condition required hereunder.

F.
Amendment to Incorporate ROFO Space. If Tenant exercises a right of first offer hereunder, Landlord shall prepare an amendment to the Lease as then amended on the terms contemplated in this Section 9 and reflecting the Base Rent, Rentable Square Footage of the Premises, Tenant’s Proportionate Share of Taxes and Tenant’s Proportionate Share of Expenses and other appropriate terms as contemplated hereby. A copy of such amendment shall be sent to Tenant and, subject to Landlord and Tenant agreeing upon the final form to reasonably reflect the amendment terms contemplated herein, Tenant shall execute and return the amendment to Landlord within thirty (30) days thereafter, and Landlord shall promptly thereafter deliver a copy thereof executed by Landlord to Tenant, but an otherwise valid exercise of a right of first offer shall be fully effective, whether or not an amendment is executed.

10.    Signage; Security Desk. Article 32.X of the Lease is hereby deleted and the following inserted in lieu thereof:
32.X.    Signage and Security Desk. Landlord hereby consents to Tenant placing signage on the exterior of the Premises at Tenant’s entrance doors, at Tenant’s sole cost and expense, in accordance with Landlord’s reasonable rules with respect thereto and Tenant may, at its option, at Landlord’s sole cost and expense, have its name on the electronic Building directory provided for tenants in the Sky Lobby of the Building as well as elevator lobby signage, consistent in quality and aesthetics with other elevator lobby signage in the Building, in each floor elevator lobby serving the Premises.
Subject to Tenant obtaining, at Tenant’s sole cost and expense, any necessary approvals from the City of Boston and subject to Landlord’s approval, not to be unreasonably withheld, conditioned or delayed, of design, color(s), materials and specific location, Tenant may, in addition, install, maintain and replace, at Tenant’s sole cost and expense, the following signage:
1.    So long as Tenant occupies not less than 70% of the Premises leased to Tenant on January 1, 2017, Tenant shall have the right to signage at Mall Level One at the new elevator

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vestibule entrance, such signage to be of a size and of materials selected by Tenant consistent with the Building signage and elevator vestibule finishes and in a location within the vestibule approved by Landlord. Landlord’s approval of the size and materials and of location shall not be unreasonably withheld, conditioned or delayed; provided, however, it shall be reasonable for Landlord to withhold its approval to a sign of a size or of materials which Landlord reasonably determines are not consistent with the aesthetics of the vestibule or for Landlord to withhold its approval of a location which Landlord reasonably determines affects either the aesthetics of the vestibule or Landlord’s ability to provide vestibule signage to other occupants of the Office Section.
2.    So long as Tenant is the occupant of 70% of the rentable square footage attributed by Landlord to a Tower and Tenant occupies the first floor of such Tower, Tenant shall have the right to a sign at the entrance to such Tower from the Sky Lobby with the name and/or logo of the original Tenant or of a transferee pursuant to a Related Party Transfer, or, so long as such installation shall not result in a breach by Landlord of its obligations under any then existing lease of space in the Property, of a transferee to which Landlord has consented; to be located above or next to signage identifying such Tower in the Sky Lobby and sized consistent with new or existing Building Standard Tower identification signage (which presently exists on Tower entrance doors). Tenant shall be responsible for the cost of all maintenance associated with its Tower signage and any necessary replacement thereof, as well as for the cost of removal from the Building and the repair of any material damage caused by such removal at the earlier to occur of the date on which Tenant no longer has a right to such signage or the termination of the Term (such obligation to survive the termination of the Term).
3.    Unless an Event of Default has occurred in payment of Base Rent or Additional Rent under the Lease as amended and Tenant does not cure such Event of Default within ten (10) business days after Special Notice (hereinafter defined) thereof from Landlord, but only so long as Tenant occupies not less than 70% of the Premises leased to Tenant on January 1, 2017, Tenant shall have the right to exterior Building signage, including the Wayfair logo with pinwheel graphics or any rebranding thereof from time to time, in a location, and of a size and shape, mutually agreeable to Landlord and Tenant; provided, however, all permitting and interactions with the Boston Redevelopment Authority with respect to such signage, whether by way of submissions or meetings or otherwise, shall be coordinated and managed by Landlord, or with respect to any legal matters or procedures, Landlord’s counsel, whose reasonable legal fees and related reasonable disbursements shall be reimbursed to Landlord as Additional Rent under the Lease. Landlord shall have the sole right to the final determination, made in Landlord’s reasonable judgment, regarding the size, shape, materials and colors of exterior signage as well as location; provided that Landlord’s determinations shall in good faith take into account the intent of the parties that Tenant’s exterior signage provide Tenant with meaningful and reasonably prominent identification of the Building with Tenant’s occupancy. Tenant shall, in connection with its discussions with Landlord regarding the parameters of Tenant’s exterior signage, provide, at Tenant’s sole cost and expense, drawings of its proposals showing all dimensions, materials and colors and the method by which such signage will be affixed to the Building. Tenant shall be responsible for the cost of all maintenance associated with its exterior signage and any necessary replacement thereof, as well as for the cost of removal from the Building exterior and the repair of any material damage caused by such removal at the earlier to occur of the date on which Tenant no longer has a right to such signage or the termination of the Term (such obligation to survive the termination of the Term). “Special Notice” shall mean written notice from Landlord or its designee to Tenant sent in accordance with the notice provisions of the Lease as amended specifying that Landlord intends to terminate Tenant’s signage rights under Section 32.X.3 of the Lease as amended if Tenant fails to cure such event of default within ten (10) business days following the effective date of notice under the Lease.

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4.    After the installation of the new elevators for the Office Section, Landlord and Tenant will in good faith collaborate on the design, layout, and location of prominent signage on the Office Section security desk and on the location of such security desk, on the level of Tenant’s reception presence and requirements for visitor escort by Tenant from the security desk to the Premises. The results of such collaboration shall be taken into account by Landlord in Landlord’s good faith determination of design, layout and location of the desk and Tenant’s signage and the level of Tenant’s reception area presence, all of which shall be detailed in an amendment to the Lease as then amended.
For purposes of clauses 1, 2 and 3 of this Article 32.X, (i) until September 30, 2018, the end of the current term of the sublease from Tenant to InsightSquared, Inc., dated June 11, 2015, or the earlier termination of such sublease, space subject to such sublease occupied by InsightSquared, Inc., shall be deemed to be occupied by Tenant, (ii) except as otherwise provided in clause (i) hereof, Tenant shall not be deemed to be in occupancy of space it has subleased to a third party that is not an affiliate of Tenant, and (iii) Tenant shall otherwise be deemed to be in occupancy of space whether or not Tenant has improved such space or is conducting business therein. For purposes of the foregoing, a third party shall be an affiliate of Tenant if such third party controls, is controlled by or is under common control with the Tenant.
Exhibit F attached hereto sets forth two general locations for Tenant’s exterior signage which are acceptable to Landlord subject to the provisions of Article 32.X of the Lease as amended hereby.
11.    Brokerage. Tenant represents that Tenant has dealt with (and only with) Transwestern/RBJ as broker in connection with this Fifth Amendment, and that insofar as Tenant knows, no other broker negotiated this Fifth Amendment or is entitled to any commission in connection therewith. Tenant agrees to indemnify, defend and hold harmless Landlord its employees and agents from and against any claims made by any broker or finder other than the broker described above for a commission or fee in connection with this Fifth Amendment or any sublease hereunder (but nothing herein shall be construed as permitting any such sublease) provided that Landlord has not in fact retained such broker or finder. Landlord agrees to indemnify, defend and hold harmless Tenant, its employees and agents from and against any claims made by any broker or finder named above or any other broker claiming to have earned a commission or fee in connection with this Fifth Amendment, provided Tenant has not in fact retained such broker or finder. In addition, Landlord shall pay the fees of Transwestern/RBJ with respect to this Fifth Amendment in accordance with a separate agreement with such broker.
12.    Parking. For periods from and after the date hereof, Article 37 of the Original Lease shall read in its entirety as follows:
“Tenant shall have the right during the Term to use up to twenty-five (25) non-reserved parking spaces in the garage located within and serving the Property (“Copley Garage”) and up to seventy-six (76) non-reserved parking spaces in the garage in the property adjacent to the Building and located on Dartmouth Street (“Dartmouth Street Garage”); provided, however, for every additional 3,500 rentable square feet of space incorporated in the Premises by reason of the addition to the Premises of the Amendment 5 Expansion Spaces or the Potential Expansion Space or by reason of the exercise of a right of first offer, Tenant will be entitled to use (subject to the notification to Landlord set forth below) from and after the date of such addition, at the monthly rate and on the same terms as other spaces used by Tenant therein, one additional non-reserved parking space in the Dartmouth Street Garage. Tenant shall, by September 1 of each year, notify Landlord of the number of spaces, up to the maximum number to which Tenant is then entitled, that Tenant will in fact use during the following calendar year; and Tenant shall have the right to use, and shall be responsible to pay, during such following calendar year for such spaces at the prevailing monthly rate therefor generally charged to Office Section tenants by the operator of the respective garage from time to time. In the event Tenant becomes entitled to additional spaces by reason of the addition of leased space to the Premises, Tenant may notify the Landlord (i) as to the number of such additional spaces Tenant will require for the balance of the then calendar year no later than the commencement date of the term for the additional leased space and (ii) as to the number of such additional spaces Tenant will require for the next succeeding calendar year no later than the earlier of (a) such commencement date and (b)

8740051.13

September 1 of the year in which such commencement date occurs. Tenant will then be obligated to pay Landlord (or the garage operator, as Landlord shall direct) for the additional spaces so committed at the appropriate rate for such periods. In the event Tenant fails to notify Landlord as to its commitment for the next succeeding calendar year by the specified date for such notification, time being of the essence, the then current calendar year commitment shall be applicable to the next succeeding calendar year. To the extent Tenant does not commit to use (and pay for), in a given calendar year, the maximum number of spaces to which Tenant is entitled hereunder, Tenant shall not have the right to use such spaces during such succeeding calendar year, but Tenant shall again have the election to increase (up to the maximum) or decrease the number of spaces to which it commits for a calendar year during the Term by giving the appropriate notice by September 1 of the calendar year prior to the calendar year for which the election is to take effect. Notwithstanding the assignment of any spaces to the Dartmouth Street Garage, Landlord shall have the right to designate all or any of such spaces to be for parking in the Copley Garage (at the rates payable therein from time to time). Although payment for the number of spaces so committed shall be payable to the operator of the parking garage, the obligation to make such payment shall be an obligation to pay Additional Rent under the Lease.
13.    Miscellaneous.

A.
This Fifth Amendment sets forth the entire agreement between the parties with respect to the matters set forth herein. There have been no additional oral or written representations or agreements. Under no circumstances shall Tenant be entitled to any Rent abatement, improvement allowance, leasehold improvements, or other work to the Premises, or any similar economic incentives that may have been provided Tenant in connection with entering into the Lease, unless specifically set forth in this Fifth Amendment or the Lease as amended hereby. Exhibits attached hereto are incorporated herein by reference.

B.
Landlord and Tenant hereby agree to execute, acknowledge and deliver, in recordable form, an amended notice of the Lease to reflect all of the Premises leased by Tenant under the Lease, consistent with the provisions of Massachusetts General Laws, Chapter 183, Section 4. Landlord represents and warrants to Tenant that as of the date of Landlord’s execution of this Fifth Amendment, there is no mortgage on the Building or the Property. Landlord shall request and use reasonable efforts to obtain from the DOT a recognition agreement with respect to this Fifth Amendment consistent with the provisions of the last paragraph of Article 21 of the Lease.

C.	Except as herein modified or amended, the provisions, conditions and terms of the Lease shall remain unchanged and in full force and effect.

D.	In the case of any inconsistency between the provisions of the Lease and this Fifth Amendment, the provisions of this Fifth Amendment shall govern and control.

E.
Submission of this Fifth Amendment by Landlord is not an offer to enter into this Fifth Amendment, but rather is a solicitation for such an offer by Tenant. Neither party shall be bound by this Fifth Amendment until such party has executed and delivered the same to the other party.

[Signatures appear on the next succeeding page]

8740051.13

IN WITNESS WHEREOF, Landlord and Tenant have caused this document to be executed under seal as of the date first above written.

LANDLORD:
COPLEY PLACE ASSOCIATES, LLC, a Delaware limited liability company

By:	SPG COPLEY ASSOCIATES, LLC, a Delaware limited liability company, managing member

By: /s/ David J. Contis
David J. Contis
hereunto duly authorized

TENANT:
WAYFAIR LLC

By: /s/ Enrique Colbert
Its: General Counsel and not individually
hereunto duly authorized

8740051.13

Exhibit A
Amendment 5 Expansion Spaces

TOWER	FLOOR	RENTABLE SQUARE FOOTAGE	ADD TO PREMISES DATE
One	1	33,633	On Execution and Delivery Hereof
Two	5	27,853	January 1, 2017
Two	6	28,737	January 1, 2017
Two	7	18,481	January 1, 2017
Three	5	19,862	January 1, 2017
Three	6	34,919	January 1, 2017

Exhibit A-1-
8740051.13

Exhibit B
Floor Plans of Amendment 5 Expansion Spaces

TOWER 1
33,633 RSF
OPEN TO BELOW
OPEN TO BELOW

MCMAHON ARCHITECTS, INC.
535 ALBANY STREET
BOSTON, MA 02118
P 617.482.5353
F 617.482.3288

| | | | |
|---|---|---|---|
| JOB TITLE: LEASE EXHIBIT | | DRAWING NUMBER: LE-1 OF 6 | |
| LOCATION: COPLEY PLACE | DATE: 2016_05-18 | SCALE: NTS | |
| DRAWING TITLE: FIRST FLOOR TOWER ONE | JOB NUMBER: 16-4019 | DRAWN: PC | CHECK: JEH |
| REVISION: | | | |

Exhibit B-1-
8740051.13

27,853 RSF
TOWER 2
OPEN TO BELOW

MCMAHON ARCHITECTS, INC.
535 ALBANY STREET
BOSTON, MA 02118
P 617.482.5353
F 617.482.3288

| | | | |
|---|---|---|---|
| JOB TITLE: LEASE EXHIBIT | | DRAWING NUMBER: LE-2 OF 6 | |
| LOCATION: COPLEY PLACE | DATE: 2016_05-18 | SCALE: NTS | |
| DRAWING TITLE: FIFTH FLOOR TOWER TWO | JOB NUMBER: 16-4019 | DRAWN: PC | CHECK: JEH |
| REVISION: | | | |

Exhibit B-2-
8740051.13

28,737 RSF
OPEN TO BELOW
TOWER 2

MCMAHON ARCHITECTS, INC.
535 ALBANY STREET
BOSTON, MA 02118
P 617.482.5353
F 617.482.3288

| | | | |
|---|---|---|---|
| JOB TITLE: LEASE EXHIBIT | | DRAWING NUMBER: LE-4 OF 6 | |
| LOCATION: COPLEY PLACE | DATE: 2016_05-18 | SCALE: NTS | |
| DRAWING TITLE: SIXTH FLOOR TOWER TWO | JOB NUMBER: 16-4019 | DRAWN: PC | CHECK: JEH |
| REVISION: | | | |

Exhibit B-3-
8740051.13

18,481 RSF
OPEN TO BELOW
TOWER 2

MCMAHON ARCHITECTS, INC.
535 ALBANY STREET
BOSTON, MA 02118
P 617.482.5353
F 617.482.3288

| | | | |
|---|---|---|---|
| JOB TITLE: LEASE EXHIBIT | | DRAWING NUMBER: LE-6 OF 6 | |
| LOCATION: COPLEY PLACE | DATE: 2016_05-18 | SCALE: NTS | |
| DRAWING TITLE: SEVENTH FLOOR TOWER TWO | JOB NUMBER: 16-4019 | DRAWN: PC | CHECK: JEH |
| REVISION: | | | |

Exhibit B-4-
8740051.13

OPEN TO BELOW
19,862 RSQFT
TOWER 3

| | | | |
|---|---|---|---|
| MCMAHON ARCHITECTS, INC.<br>535 ALBANY STREET<br>BOSTON, MA 02118<br>P 617.482.5353<br>F 617.482.3288 | JOB TITLE:<br>LEASE EXHIBIT | | DRAWING NUMBER:<br>LE-3 OF 6 |
| | LOCATION:<br>COPLEY PLACE | DATE:<br>2016_05-18 | SCALE:<br>NTS |
| | DRAWING TITLE:<br>FIFTH FLOOR TOWER THREE | JOB NUMBER:<br>16-4019 | DRAWN: PC / CHECK: JEH |
| | REVISION: | | |

Exhibit B-5-
8740051.13

OPEN TO BELOW
34,919 RSF
TOWER 3

M
MCMAHON ARCHITECTS, INC.
535 ALBANY STREET
BOSTON, MA 02118
P 617.482.5353
F 617.482.3288

| | | | |
|---|---|---|---|
| JOB TITLE: LEASE EXHIBIT | | DRAWING NUMBER: LE-5 OF 6 | |
| LOCATION: COPLEY PLACE | DATE: 2016_05-18 | SCALE: NTS | |
| DRAWING TITLE: SIXTH FLOOR TOWER THREE | JOB NUMBER: 16-4019 | DRAWN: PC | CHECK: JEH |
| REVISION: | | | |

Exhibit B-6-
8740051.13

Exhibit C
Current Premises Base Rent for the Period July, 2025 through December 31, 2017

Period	Annual Base Rent per Rentable Square Foot	Annual Base Rent	Monthly Installment of Annual Base Rent
July 1, 2025-June 30, 2026	$45.25	$17,239,978.50	$1,436,664.88
July 1, 2026-June 30, 2027	$46.25	$17,620,972.50	$1,468,414.38
July 1, 2027-December 31, 2027	$47.25	$18,001,966.50	$1,500,163.88

Exhibit C -1-
8740051.13

Exhibit D
Expansion Space Base Rent

Period	Annual Base Rent Per Rentable Square Foot	Annual Base Rent	Monthly Installment of Annual Base Rent (proportionately for any partial month
January 1, 2017 through June 30, 2017	$36.25	None	None
July 1, 2017 through August 31, 2017	$37.25	None	None
September 1, 2017 through February 28, 2018, based on 63,485 rsf	$37.25	$2,364,816.25	$197,068.02
March 1, 2018 through March 30, 2018, based on 113,485 rsf	$37.25	$4,227,316.25	$352,276.35
April 1, 2018 through June 30, 2018, based on 163,485 rsf	$37.25	$6,089,816.25	$507,484.69
July 1, 2018 through June 30, 2019, based on 163,485 rsf	$38.25	$6,253,301.25	$521,108.44
July 1, 2019 through June 30, 2020, based on 163,485 rsf	$39.25	$6,416,786.25	$534,732.19
July 1, 2020 through June 30, 2021, based on 163,485 rsf	$40.25	$6,580,271.25	$548,355.94
July 1, 2021 through June 30, 2022, based on 163,485 rsf	$41.25	$6,743,756.25	$561,979.69
July 1, 2022 through June 30, 2023, based on 163,485 rsf	$42.25	$6,907,241.25	$575,603.44
July 1, 2023 through June 30, 2024, based on 163,485 rsf	$43.25	$7,070,726.25	$589,227.19
July 1, 2024 through June 30, 2025, based on 163,485 rsf	$44.25	$7,234,211.25	$602,850.94
July 1, 2025 through June 30, 2026, based on 163,485 rsf	$45.25	$7,397,696.25	$616,474.69

Exhibit D
8740051.13

Period	Annual Base Rent Per Rentable Square Foot	Annual Base Rent	Monthly Installment of Annual Base Rent (proportionately for any partial month
July 1, 2026 through June 30, 2027, based on 163,485 rsf	$46.25	$7,561,181.25	630,098,44
July 1, 2027 through December 31, 2027, based on 163,485 rsf	$47.25	$7,724,666.25	$643,722.19

Notwithstanding the foregoing, if Landlord is unable to deliver the portion of the Amendment 5 Expansion Spaces to be delivered on January 1, 2017 by reason of the holdover by the existing tenant thereof, the Base Rent and Additional Rent on account of Taxes and Expenses otherwise payable commencing September 1, 2017, shall be abated proportionately for the number of days that elapse between January 1, 2017 and the date on which such Amendment 5 Expansion Spaces are in fact delivered to Tenant.

Exhibit D
8740051.13

Exhibit E
Potential Expansion Space

Tower	Floor	Rentable Square Feet
One	2	39,414
One	6	3,881
Two	2	29,573
Two	3	27,830

Exhibit E -1-
8740051.13

Exhibit F
Acceptable Exterior Signage Locations

Exterior Signage, subject to the provisions of the Fifth Amendment to Lease may be located in the two locations on the exterior walls of the Building, respectively designated as 1 and 2 on the above drawing.

Exhibit F -1-
8740051.13